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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 APRIL 25, 2005
                Date of Report (Date of earliest event reported)

                                 NURESCELL INC.
             (Exact name of registrant as specified in its charter)


NEVADA                                       0-25377                33-0805583
------                                       -------                ----------
(State or other jurisdiction of     (Commission File Number)      (IRS Employer
incorporation)                                                    Identification
                                                                      Number)

        914 WESTWOOD BOULEVARD, SUITE 809, LOS ANGELES, CALIFORNIA 90024
                    (Address of principal executive offices)

                                 (818) 702-9977
              (Registrant's telephone number, including area code)


                  P.O. BOX 116, NORTH HAVEN, CONNECTICUT 06473
                                (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
                  -------------------------------------------

         On February 28, 2005, Nurescell Inc. (the "Company") had issued two Promissory Notes (the "Notes") payable to 412S, LLC and 2FeetCan, LLC (the "LLCs"). The principal amount of each Note was initially $25,000, with that amount increasing to $35,000 on April 25, 2005, as the result of additional $10,000 loans to the Company by each LLC. The LLCs are the Company's controlling shareholders.

         On April 25, 2005, the Company and the LLCs entered into a Debt Conversion Agreement (the "Agreement") pursuant to which all of the principal and accrued interest of each Note was converted into 810,038 shares of the Company's $0.0001 par value common stock and each Note was then cancelled.


ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
                  -----------------------------------------------

         On April 25, 2005, each Note was cancelled pursuant to the Agreement.


ITEM 3.02.        UNREGISTERED SALE OF EQUITY SECURITIES.
                  ---------------------------------------

         On April 25, 2005, the Company issued 810,038 shares of its $0.0001 par value common stock to each LLC in an unregistered sale pursuant to the Agreement. Based on the fact that the LLC's are the Company's controlling shareholders, the issuance was made pursuant to the registration exemption under
Section 4(2) of the Securities Act of 1933.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 27, 2005                Nurescell Inc.

                                     By: /s/ Arthur Lyons
                                         --------------------------------------
                                         Arthur Lyons,
                                         President and Chief Financial Officer


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